      As filed with the Securities and Exchange Commission on July 30, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           __________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              Centra Software, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                                                                  04-3268918
(State or Other Jurisdiction of Incorporation or Organization)                  (I.R.S. Employer Identification No.)

430 Bedford Street                                                                   Lexington, Massachusetts  02420
(Address of Principal Executive Offices)                                                                  (Zip Code)

                 Centra Software, Inc. 1999 Stock Incentive Plan
                            (Full Title of the Plan)

                                Mr. Leon Navickas
                              Centra Software, Inc.
                               430 Bedford Street
                               Lexington, MA 02420
                     (Name and Address of Agent for Service)

                                 (781) 861-7000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:
                            Robert L. Birnbaum, Esq.
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
        Title of                 Amount           Proposed maximum      Proposed maximum        Amount of
    securities to be             to be             offering price           aggregate          registration
       registered              registered            per share           offering price            fee
----------------------------------------------------------------------------------------------------------------
 common stock, $.001        346,369 shares (2)       $1.80 (3)              $623,464               $58
    par value (1)
----------------------------------------------------------------------------------------------------------------
 common stock, $.001
    par value (1)           653,631 shares (4)       $1.40 (5)              $915,084               $85
----------------------------------------------------------------------------------------------------------------
         Total                                                                                     $143
================================================================================================================

     (1) Each share includes one right to purchase shares of our series A participating cumulative preferred stock pursuant to our rights agreement dated April 19, 2002.
     (2) Represents shares of common stock issuable upon exercise of stock options outstanding under the Centra Software, Inc. 1999 Stock Incentive Plan, as amended.
     (3) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under the stock option plan.
     (4) Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the stock incentive plan.
     (5) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on July 24, 2002.

         This registration statement covers 1,000,000 shares of our common stock issuable pursuant to the 1999 Stock Incentive Plan. These shares are in addition to the 3,500,000 shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-40268, which we filed with the Securities and Exchange Commission on June 28, 2000, and the 1,600,000 shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-60718 which we filed with the Securities and Exchange Commission on May 11, 2001.

         The contents of our registration statements on Form S-8, File Nos. 333-40268 and 333-60718, are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        Exhibit
        No.            Description

          5.1          Opinion of Foley Hoag LLP
         23.1          Consent of Arthur Andersen LLP (omitted Pursuant to Rule
                       437(a))(1)
         23.2          Consent of Foley Hoag LLP (included in Exhibit 5.1)
         24.1          Power of Attorney (contained on the signature page)




(1) Despite our reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation into this registration statement of their report with respect to our consolidated financial statements, which appeared in our Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this registration statement to be filed without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this registration statement, purchasers of the securities registered on this registration statement will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in our consolidated financial statements for the year ended December 31, 2001 or any omission to state a material fact required to be stated therein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Centra Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 30th day of July, 2002.

                                           CENTRA SOFTWARE, INC.

                                           By: /s/ Leon Navickas
                                               --------------------------
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Centra Software, Inc. hereby severally constitute and appoint Leon Navickas, Anthony J. Mark and Stephen A. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of July 30, 2002.


        Signature                                 Title

/s/ Leon Navickas               Chief Executive Officer and Director
-------------------------
Leon Navickas                   (Principal Executive Officer)

/s/ Stephen A. Johnson          Chief Financial Officer, Treasurer and Secretary
-------------------------
Stephen A. Johnson              (Principal Accounting and Financial Officer)

/s/ Richard D'Amore             Director
-------------------------
Richard D'Amore

/s/ David Barrett               Director
-------------------------
David Barrett

/s/ Robert E. Hult              Director
-------------------------
Robert E. Hult

                                  EXHIBIT INDEX

         Exhibit
         No.        Description

         5.1        Opinion of Foley Hoag LLP